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                                   EXHIBIT 4

                           Form of Stock Certificate

                      UB&T FINANCIAL SERVICES CORPORATION
              Incorporated Under The Laws Of The State Of Georgia

NUMBER                                                         SHARES
C ________________                                            ________
                                                            Common Stock
                                                          $5.00 Par Value

                                                         CUSIP #902585 10 8
See Reverse For Certain Definitions

     This Certifies that ____________________________ is the owner of _______________ fully paid and non-assessable shares of the Common Stock of UB&T FINANCIAL SERVICES CORPORATION, a corporation organized under the laws of the State of Georgia, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the terms, conditions and limitations of the Certificate of Incorporation and the By-laws of the Corporation and amendments thereto, copies of which are on file with the Corporation, to all of which the holder, by acceptance hereof, assents.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:                    SEAL           UB&T FINANCIAL SERVICES CORPORATION



____________________      _______________________
Melissa Y. Deems          Sumter R. Nelson
Secretary                 President

     Form of Reverse Side Of Unit Certificate

                      UB&T FINANCIAL SERVICES CORPORATION

          The Corporation will furnish upon request and without charge to each stockholder the powers, designations, preferences and relative, participating, optional and other special rights of each class of stock and series within a class of stock of the Corporation, as well as the qualifications, limitations and restrictions relating to those preferences and/or rights. A Stockholder may make the request to the Corporation or to its Transfer Agent and Registrar.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations;

TEN COM - as tenants in common         UNIF GIFT ACT______Custodian_______
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TEN ENT  - as tenants by the entireties                 (Cust)        (Minor)
JT TEN   - - as joint tenants with right of        under Uniform Gifts to Minors
     Survivorship and not as tenants                  Act ___________________
     In common                                                 (State)
     Additional abbreviations may also be used though not in the above list.

For value received,______________________ hereby sell, assign and transfer unto

Please insert Social Security or other
Identifying Number of Assignee

_______________________________________

 (Please Print Or Typewrite Name And Address, Including Zip Code Of Assignee)

______________________________________________________________________shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________ Attorney to transfer the said stock on the books of the within-named Corporation with the full power of substitution in the premises.

Dated, __________________________-

                                 X__________________________________
                                 (Signature)
                                 X__________________________________
                                 (Signature)

NOTICE:
THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS
WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.